Exhibit 23.1
Consent of Independent Auditors
We consent to the incorporation by reference in the registration statements on Form S-3/A (No. 333-139573), on Form S-3/A (No. 333-116795) and on Form S-8 (No. 333-117912) of Waste Services, Inc. of our report dated May 29, 2007 on the combined financial statements of South Florida Market (Divisions of Allied Waste Industries, Inc.) as of and for the year ended December 31, 2006, which report is included in this Current Report on Form 8-K/A of Waste Services, Inc.

/s/ Crowe Chizek and Company LLC

Fort Lauderdale, Florida
May 29, 2007